Exhibit 23.1

CONSENT OF TETRA TECH CANADA INC.

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled “S-K 1300 Initial Assessment Report – Roughrider Uranium Project, Saskatchewan, Canada” dated November 5, 2024 (the “TRS”), that we prepared, included or incorporated by reference in:

(i)	the Current Report on Form 8-K dated November 7, 2024 (the “8-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197, 333-273321 and 333-280795); and any amendments or supplements thereto.

We further consent to the filing of the TRS as exhibit 96.1 to the 8-K.

Tetra Tech Canada Inc.

/s/ Hassan Ghaffari

Hassan Ghaffari, M.A.Sc., P.Eng.

Director of Metallurgy

Date: November 7, 2024.